EXHIBIT 99.1

AVEO Announces Appointment of Kevin Cullen, M.D., to its Board of Directors

BOSTON, Mass. – April 16, 2021 – AVEO Oncology (Nasdaq: AVEO), a commercial and clinical development stage biopharmaceutical company, today announced the appointment of Kevin J. Cullen, M.D., to the Company’s Board of Directors. A widely recognized clinical oncologist with a specialty in head and neck cancer, Dr. Cullen is the Marlene and Stewart Greenebaum Distinguished Professor in Oncology and director of the Program in Oncology at the University of Maryland School of Medicine. He also serves as director of the University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center.

“Dr. Cullen, among the leading voices in cancer research and treatment, has made many important contributions to the evolving treatment of cancer, including head and neck cancers,” said Michael Bailey, president and chief executive officer of AVEO. “We are honored to welcome Dr. Cullen to the AVEO board of directors and look forward to his insights at a time where we embark on next steps in the clinic with our robust portfolio of wholly owned targeted therapies following the FDA approval of and commercial launch of FOTIVDA® (tivozanib).”

“AVEO has a commitment to improving the lives of cancer patients coupled with a research heritage that has produced a rich pipeline of targeted therapeutic candidates,” said Dr. Cullen. “I am delighted to be joining the Board at this important time for the Company and look forward to offering my insights as AVEO explores possible new therapies for a variety of cancers where high unmet patient need exists.”

Dr. Cullen received his medical degree from Harvard Medical School. He conducted his residency in internal medicine at Beth Israel Hospital in Boston, MA, and fellowship in oncology with the National Cancer Institute, National Institutes of Health in Bethesda, MD. Prior to joining the University of Maryland School of Medicine, Dr. Cullen served as Professor of Medicine, Oncology and Otolaryngology, at Georgetown University, and Interim Director of the Lombardi Cancer Center at Georgetown University. He received his Bachelor of Arts degree from Dartmouth College.

At the University of Maryland Greenebaum Comprehensive Cancer Center, which is ranked as one of the nation’s top cancer programs, Dr. Cullen oversees a staff of 275 physicians and researchers. Under his leadership, the cancer center has expanded its clinical and research programs significantly and was named a National Cancer Institute-designated cancer center in 2008 and a comprehensive cancer center in 2016. Dr. Cullen’s laboratory examines the mechanisms of chemotherapy resistance in head and neck cancer. His team was the first to describe racial survival disparities in head and neck cancer. In 2011, he was appointed by President Obama to a five-year term as a member of the National Cancer Advisory Board, an advisory committee to the National Cancer Institute. He has served as chairman of the Board of the American Cancer Society and is a recipient of the American Cancer Society Excellence in Research Award.

About AVEO Pharmaceuticals, Inc.

AVEO is an oncology-focused biopharmaceutical company committed to delivering medicines that provide a better life for cancer patients. AVEO’s strategy is to focus its resources toward the development and commercialization of its product candidates in North America, while leveraging partnerships to support development and commercialization in other geographies. AVEO’s product, FOTIVDA® (tivozanib), received U.S. Food and Drug Administration (FDA) approval on March 10, 2021 for the treatment of adult patients with relapsed or refractory renal cell carcinoma (RCC) following two or more prior systemic therapies. FOTIVDA® was approved in August 2017 in the European Union and other countries in the EUSA territory for the treatment of adult patients with advanced RCC. AVEO has previously reported promising early clinical data on ficlatuzumab (anti-HGF IgG1 mAb) in head and neck cancer, pancreatic cancer and acute myeloid leukemia and is conducting a randomized Phase 2 confirmatory clinical trial of ficlatuzumab for the potential treatment of head and neck cancer. AVEO’s pipeline of product candidates also includes AV-380 (anti-GDF15 IgG1 mAb). AVEO has previously reported the acceptance of its investigational new drug application in the U.S. for AV-380 and its initiation of a Phase 1 clinical trial for the potential treatment of cancer cachexia. AVEO’s earlier-stage pipeline includes monoclonal antibodies in oncology development, including AV-203 (anti-ErbB3 mAb) and AV-353 (anti-Notch 3 mAb). AVEO is committed to creating an environment of diversity and inclusion.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “design,” “expect,” “hope,” “intend,” “may,” “plan,” “potential,” “could,” “should,” “would,” “seek,” “look forward,” “advance,” “goal,” “strategy,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: AVEO’s plans and strategies for current and future clinical trials of tivozanib, ficlatuzumab and AV-380 and for commercialization of FOTIVDA in the U.S.; the advancement of AVEO’s pipeline, including the advancement of ficlatuzumab in multiple clinical studies; the potential outcomes from studies of ficlatuzumab to provide AVEO with opportunities to pursue regulatory strategies; the potential clinical utility of ficlatuzumab and AV-380 in areas of unmet need and AVEO’s strategy, prospects, plans and objectives for FOTIVDA and its product candidates and for AVEO generally. AVEO has based its expectations and estimates on assumptions that may prove to be incorrect. As a result, readers are cautioned not to place undue reliance on these expectations and estimates. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including risks relating to: AVEO’s ability to successfully implement its strategic plans, including its ability to successfully commercialize FOTIVDA and to obtain and maintain market and third party payor acceptance of FOTIVDA; AVEO’s ability to raise the substantial additional funds required to achieve its goals, including those goals pertaining to the commercialization of FOTIVDA; AVEO’s ability, and the ability of its licensees, to demonstrate to the satisfaction of applicable regulatory agencies such as the FDA the safety, efficacy, and clinically meaningful benefit of AVEO’s product candidates, and risks relating to the timing and costs of seeking and obtaining regulatory approvals; AVEO’s dependence on third-

party vendors for the development, manufacture and supply of FOTIVDA and its product candidates; and AVEO’s ability to enter into and maintain its third party collaboration and license agreements, and its ability, and the ability of its strategic partners, to achieve development and commercialization objectives under these arrangements; AVEO’s and its collaborators’ ability to successfully enroll and complete clinical trials; AVEO’s ability to maintain compliance with regulatory requirements applicable to FOTIVDA and its product candidates; AVEO’s ability to obtain and maintain adequate protection for intellectual property rights relating to FOTIVDA and its product candidates; unplanned capital requirements; uncertainties related to AVEO’s ability to access future borrowings under the Hercules loan agreement, which turns on the achievement of milestones related to the commercialization of FOTIVDA in the U.S., which milestones may not be achieved; adverse general economic, political and industry conditions; the potential adverse effects of the COVID-19 pandemic on AVEO’s business continuity, financial condition, results of operations, liquidity and ability to successfully and timely enroll, complete and read-out data from its clinical trials; competitive factors; and those risks discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” included in AVEO’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) and in other filings that AVEO makes with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release, and subsequent events and developments may cause its views to change. While AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date other than the date of this press release.

Any reference to AVEO’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

AVEO Public Relations Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com

AVEO Investor Relations Contact:

Hans Vitzthum, LifeSci Advisors

(617) 430-7578

hans@lifesciadvisors.com